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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Colorado Interstate Gas Company on Form S-3 of our report dated February 1, 1996, appearing in the Annual Report on Form 10-K of Colorado Interstate Gas Company for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

                                          Deloitte & Touche LLP
Houston, Texas
September 6, 1996